As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0017421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Drive
Bedford, Texas 76021

(Address of registrant’s principal executive offices, including zip code)

State National Companies, Inc. 2014 Long-Term Incentive Plan
(Full title of the plans)

David M. Cleff

Executive Vice President of Business Affairs,

General Counsel and Secretary

1900 L. Don Dodson Drive

Bedford, Texas 76021

(817) 265-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,783,873	(2)	$10.00	(3)	$27,838,730	$3,234.86
Common Stock, par value $0.001 per share	12,000	(4)	$9.85	(5)	$118,200	$13.73
Common Stock, par value $0.001 per share	1,585,627	(6)	$9.85	(5)	$15,618,426	$1,814.86
Total	4,381,500				$43,575,356	$5,063.45

(1)          Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) also covers any additional shares of the Registrant’s common stock that become issuable under the State National Companies, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”) by reason of any stock splits, stock dividends, recapitalizations or similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. To the extent that any awards under the 2014 Plan expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s common stock reserved for issuance pursuant to such awards will become available for issuance under the 2014 Plan.

(2)          Represents shares of the Registrant’s common stock issuable pursuant to stock option awards outstanding under the 2014 Plan.

(3)          Pursuant to Rule 457(h) under the Securities Act, reflects the stock option exercise price.

(4)          Represents shares of restricted common stock issued under the 2014 Plan.

(5)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The offering price per share and aggregate offering price are based on the average of the high and low price of the Registrant’s common stock as reported by the NASDAQ Global Select Market on March 25, 2015.

(6)          Represents shares of the Registrant’s common stock reserved for issuance and available for future awards under the 2014 Plan.

EXPLANATORY NOTE

State National Companies, Inc. (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 2,783,873 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), issuable upon the exercise of stock options granted to the Company’s executive officers and certain employees under the State National Companies, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), (ii) 12,000 shares of restricted Common Stock issued to the Company’s non-employee directors under the 2014 Plan (the “Restricted Stock”), (iii) 1,585,627 shares of Common Stock available for future issuance pursuant to the 2014 Plan, and (iv) such indeterminate number of shares as may become available under the 2014 Plan as a result of the adjustment provisions thereof.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s non-employee directors (the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of the 12,000 shares of Restricted Stock.  The Selling Stockholders may be considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” as defined in General Instruction C to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is omitted from this Registration Statement pursuant to Rule 428 under the Securities Act and the Note to Part I of Form S-8.  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2014 Plan in accordance with Rule 428(b)(1) under the Securities Act.

*  *  *

The reoffer prospectus referred to in the Explanatory Note follows this page.

I-1

REOFFER PROSPECTUS

12,000 Shares of Common Stock, $0.001 Par Value Per Share

This reoffer prospectus relates to 12,000 shares of our common stock, $0.001 par value per share (“Common Stock”), that may be reoffered or resold from time to time by the selling stockholders described in this reoffer prospectus, all of whom are non-employee directors of the Company and deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).  The selling stockholders acquired these shares of our Common Stock under the State National Companies, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”).

The selling stockholders may sell these shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the NASDAQ Global Select Market, at prices different than prevailing market prices or at privately negotiated prices.  The selling stockholders may sell the shares of our Common Stock directly, or may sell them through brokers or dealers. We will not receive any of the proceeds from the sale of these shares of our Common Stock by the selling stockholders.  We have agreed to pay all expenses relating to registering these shares of our Common Stock.  The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “SNC.”

We are an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.  See “Our Company—We Are an Emerging Growth Company.”

Investing in our Common Stock involves risks.  You should read the section entitled “Risk Factors” beginning on page P-2 for a discussion of certain risk factors that you should consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is March 30, 2015.

You should rely only on the information incorporated by reference or contained in this reoffer prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from that contained in this reoffer prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell and seeking offers to buy our Common Stock only in jurisdictions where such offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this reoffer prospectus is accurate as of any date other than the respective dates of such information or as of the date or dates which are specified therein.  Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.  You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Information contained on our website, or any other website operated by us, is not part of this reoffer prospectus.

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus.  Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement.  Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

P-i

OUR COMPANY

Overview

We are a leading specialty provider of property and casualty insurance operating in two niche markets across the United States. In our Program Services segment, we leverage our “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for a ceding fee. In our Lender Services segment, we specialize in providing collateral protection insurance (“CPI”), which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies.

Our Program Services segment generates significant fee income, in the form of ceding fees, by offering issuing carrier capacity to both specialty general agents and other producers (“GAs”), who sell, control, and administer books of insurance business that are supported by third parties that assume reinsurance risk.  These reinsurers are domestic and foreign insurers and institutional risk investors (“capacity providers”) that want to access specific lines of U.S. property and casualty insurance business. Issuing carrier (“fronting”) arrangements refer to our business in which we write insurance on behalf of a capacity provider and then reinsure the risk under these policies with the capacity provider in exchange for ceding fees. We reinsure substantially all of the underwriting and operating risks in connection with our fronting arrangements to our capacity providers. As such, this segment generates very large gross premium with little net premium. In many cases, we hold significant collateral to secure the associated reinsurance recoverables.  Furthermore, since the funds related to settling balances (premiums, commissions and losses) between the GAs and the capacity providers do not flow through the Company, no receivables or payables are reflected in the Company’s financial statements for these amounts. In exchange for providing our insurance capacity, licensing and rating to our GA and capacity provider clients, we receive ceding fees averaging in excess of 5% of gross written premiums.

Our Lender Services segment generates premium primarily from providing CPI to our credit union, bank and specialty finance clients. Lenders purchase CPI to provide coverage for automobiles or other vehicles of borrowers who do not uphold their obligation to insure the collateral underlying the loan. Our lender clients pay us directly for CPI and then add the cost of CPI to the borrower’s loan. Our CPI business is fully vertically integrated: we manage all aspects of the CPI business cycle, including sales and marketing, policy issuance, policy administration, underwriting and claims handling.

Company Information

As used in this reoffer prospectus, unless the context otherwise requires or indicates, references to the “Company,” “we,” “our” and “us” refer to State National Companies, Inc. and all of its consolidated subsidiaries.

Our executive offices are located at 1900 L. Don Dodson Drive, Bedford, Texas 76021 and our telephone number is (817) 265-2000.  Our website address is www.statenational.com.  Information contained on our website is not incorporated by reference into this reoffer prospectus, and such information should not be considered to be part of this reoffer prospectus.

We Are an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, commonly known as the JOBS Act.  As an emerging growth company, we may take advantage of specified reduced disclosure obligations and reductions in other requirements that are otherwise applicable generally to public companies, for up to five years following our initial public offering.  We intend to take advantage of certain of the reduced disclosure requirements applicable to emerging growth companies, including the reduced executive compensation disclosure requirements and the exemption from the requirements under Section 404(b) of the Sarbanes-Oxley Act for auditor attestation relating to internal control over financial reporting.  We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates as of the prior June 30th, or issue more than $1.0 billion of non-convertible debt over a three-year period.  As a result, for at least some period of years, our stockholders likely will not have the benefit of certain protective provisions and additional disclosures that would otherwise apply to most public companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  However, we are choosing to opt out of any extended transition period, and as a result we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for publicly reporting companies which are not emerging growth companies.  Section 107 provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  Before making a decision to invest in our Common Stock, investors are urged to review the risk factors set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 30, 2015, which is incorporated in this reoffer prospectus by reference, and the Company’s other public filings made with the Securities and Exchange Commission, including those made after the date of this reoffer prospectus.  If any of those risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly and you could lose all or part of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this reoffer prospectus and the documents incorporated by reference herein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and the Company’s future production, revenues, income and capital spending. The Company’s forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “anticipate,” “would,” “will,” “may,” “plan,” “goal,” “target,” “could,” “continue,” “intend” or other words that convey the uncertainty of future events or outcomes. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us, and therefore you are cautioned not to place undue reliance on such statements.   Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of lender-placed automobile insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of the Company.  These and other important factors, including those discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 30, 2015, which is incorporated in this reoffer prospectus by reference, and the Company’s other public filings made with the Securities and Exchange Commission, including those made after the date of this reoffer prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  The forward-looking statements contained in this reoffer prospectus and the documents incorporated by reference herein speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders pursuant to this reoffer prospectus.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 12,000 shares of our Common Stock previously granted under the 2014 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding the selling stockholders, their relationship to the Company, the shares of our Common Stock that may be reoffered and resold by this reoffer prospectus, and other shares of our Common Stock beneficially owned by them.  The shares that may be reoffered and resold by this reoffer prospectus will vest on June 25, 2015, subject to such selling stockholder’s continued service as a director of the Company.

The selling stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis and may elect to sell none, some or all of the shares set forth below.  This reoffer prospectus does not constitute a commitment by the selling stockholders to sell any or all of the stated number of their shares, and the actual number of shares offered and sold shall be determined from time to time by each selling stockholder at their sole discretion.  However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the selling stockholders.  See also “Plan of Distribution.”

Name of Selling Stockholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold Pursuant to this Reoffer Prospectus(1)	Number of Shares of Our Common Stock Beneficially Owned After the Offering if All Shares are Sold	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering if All Shares are Sold(2)
Gene Becker	Director	30,000	3,000	27,000	*
Marsha Cameron	Director	4,000	3,000	1,000	*
David King	Director	3,000	3,000	0	—
Fred Reichelt	Director	7,000	3,000	4,000	*

(1)         Shares of restricted stock that are subject to a one year vesting period terminating on June 25, 2015.  During the restricted period, the stockholder has voting power, but not dispositive power, with respect to such 3,000 shares.

(2)         Represents less than 1% of the outstanding shares of the Company’s Common Stock based upon 44,247,102 shares of Common Stock outstanding on March 30, 2015.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this reoffer prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this reoffer prospectus.  We will not receive any of the proceeds of the sale of the shares offered by this reoffer prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares offered by this reoffer prospectus on the NASDAQ Global Select Market or in private transactions.  These sales may be at fixed or negotiated prices.  The prices at which the selling stockholders may sell the shares of Common Stock may be at prevailing market prices on the NASDAQ Global Select Market at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.  The selling stockholders may use any one or more of the following methods when selling the shares offered by this reoffer prospectus:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “SNC.”

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in resales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to

Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this reoffer prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock. We will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus.  The shares covered by this reoffer prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this reoffer prospectus.

LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for us by Locke Lord LLP, Chicago, Illinois (“Locke Lord”).  Certain partners of Locke Lord beneficially own shares of the Company’s Common Stock representing less than one percent of the Company’s outstanding Common Stock as of the date hereof.

EXPERTS

The consolidated financial statements of State National Companies, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of our Common Stock being offered by the selling stockholders pursuant to this reoffer prospectus.  This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the Commission.  For further information with respect to us and the Common Stock offered in this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file with the Commission may be inspected without charge at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates.  The public may obtain more information on the operations of the Public Reference Room by calling the SEC at 1-800-732-0330. The registration statement also is available through the Commission’s web site on the internet at http://www.sec.gov.  The statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a company with securities registered pursuant to Section 12 of the Exchange Act.  In accordance therewith, we file with the Commission our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, amendments thereto, and other information.  All documents filed with the Commission are available for inspection and copying at the public reference room and website of the Commission referred to above.  We maintain a website at www.statenational.com. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission.  The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this reoffer prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference into this reoffer prospectus information we file with the Commission, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference in this reoffer prospectus the following documents filed by us with the Commission:

(1)         Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 30, 2015; and

(2)         The description of the Common Stock contained in our registration statement on Form 8-A, as filed with the Commission pursuant to Section 12 of the Exchange Act, on October 28, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

12,000 Shares

Common Stock

REOFFER PROSPECTUS

The date of this reoffer prospectus is March 30, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have previously been filed with the Commission, to the extent such documents and any exhibits thereto have been filed rather than furnished:

•                                          the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 30, 2015; and

•                                          the description of our common stock, $0.001 par value per share, (the “Common Stock”) contained in our registration statement on Form 8-A, as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 28, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon for us by Locke Lord LLP, Chicago, Illinois (“Locke Lord”).  Certain partners of Locke Lord beneficially own shares of the Company’s Common Stock representing less than one percent of the Company’s outstanding Common Stock as of the date hereof.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other corporate agents in connection with certain legal proceedings and permits a corporation to include in its charter documents and agreements between the corporation and its officers, directors and other corporate agents, provisions expanding the scope of indemnification beyond that specifically provided for by Section 145.

Our charter provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, we have entered into separate indemnification agreements with our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers. We also maintain director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.                                                         Exemption from Registration Claimed.

The shares of our Common Stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the 2014 Plan and were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act.

Item 8.                                                         Exhibits.

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)
4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 22, 2014)
5.1	Opinion of Locke Lord LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Signature Page)
99.1	2014 Long-Term Incentive Plan of State National Companies, Inc. (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)

Item 9.                                                         Undertakings.

The undersigned Registrant hereby undertakes:

A.                                    (1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Texas, on March 30, 2015.

STATE NATIONAL COMPANIES, INC.

By:	/s/ Terry Ledbetter
Chairman, President and Chief
Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry Ledbetter and David Cleff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman, President and Chief
/s/ Terry Ledbetter	Executive Officer (principal executive	March 30, 2015
Terry Ledbetter	officer)

Executive Vice President, Chief
/s/ David Hale	Operating Officer and Chief Financial	March 30, 2015
David Hale	Officer (principal financial officer and
principal accounting officer)

/s/ Gene Becker	Director	March 30, 2015
Gene Becker

/s/ Marsha Cameron	Director	March 30, 2015
Marsha Cameron

/s/ David King	Director	March 30, 2015
David King

/s/ Fred Reichelt	Director	March 30, 2015
Fred Reichelt

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)
4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 22, 2014)
5.1	Opinion of Locke Lord LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Signature Page)
99.1	2014 Long-Term Incentive Plan of State National Companies, Inc. (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014)